UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
( State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On November 12, 2013, New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a contribution agreement (the “MCE Contribution Agreement”) with certain individuals, including Kristian B. Kos (“Mr. Kos”), the President and Chief Executive Officer of New Source Energy GP, LLC, the general partner of the Partnership (the “General Partner”), (collectively, the “MCE Owners”), and MCE, LLC, a Delaware limited liability company (“MCE LLC” and, together with the MCE Owners, the “MCE Parties”). MCE LP is an oilfield services company that specializes in increasing efficiencies and safety in drilling and completion processes, such as the installation and pressure-testing of blowout preventers.

Pursuant to the MCE Contribution Agreement, the MCE Parties contributed (the “Contribution”) all of the limited partnership interests in MCE, LP, a Delaware limited partnership (“MCE LP”), and all of the membership interests in MCE GP, LLC, a Delaware limited liability company and the general partner of MCE LP (“MCE GP” and, together with MCE LP, the “Acquired Companies”), for approximately $43.6 million in total initial consideration, which consisted of approximately $3.8 million in cash and 1,847,265 common units representing limited partner interests in the Partnership (the “Common Units”), valued using a volume weighted average trading price for the period between August 21, 2013 and November 11, 2013 of $21.55 per Common Unit. The Partnership also agreed to issue 99,768 Common Units, valued at $21.55 per Common Unit to certain employees of MCE LP under the Partnership’s long-term incentive plan, for aggregate total consideration of approximately $45.7 million.

The MCE Owners are also entitled under the MCE Contribution Agreement to receive additional Common Units in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of the Acquired Companies for the trailing nine month period ended March 31, 2015, less certain adjustments, as set forth in the MCE Contribution Agreement (the “Earn-out Common Units”), which is subject to a $120 million cap on the aggregate total consideration paid for the Acquired Companies.

In addition to the aggregate total consideration paid by the Partnership for the Acquired Companies, certain of the MCE Owners retained Class B Units in MCE LP following the Contribution, which entitle the holders to receive incentive distributions of cash distributed by MCE LP above specified thresholds in increasing amounts, up to a maximum of 50% at the highest level of incentive distribution. For more information regarding the Class B Units of MCE LP, please read “—MCE Partnership Agreement.”

The MCE Contribution Agreement also contains representations, warranties, covenants and indemnification provisions that are typical for transactions of this nature. The effective date of the acquisition of the Acquired Companies is November 1, 2013.

The foregoing summary of the MCE Contribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the MCE Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Option Agreement

On November 12, 2013, in connection with the MCE Contribution Agreement, the Partnership entered into an option agreement (the “Option Agreement”) with Mr. Kos and certain other MCE Owners (collectively, the “Option Grantors”), and Torus Energy Services, LLC, an Oklahoma limited liability company (“Torus” and together with the Option Grantors, the “Option Parties”). Torus owns MidCentral Completion Services, LLC, an Oklahoma limited liability company (“MidCentral Services”). MidCentral Services is an oilfield completion services company complementary to the business operations of MCE LP.

Pursuant to the Option Agreement, the Option Parties granted the Partnership the right to require Torus to cause all of the outstanding limited liability company interests (the “Option Interest”) in MidCentral Services to be contributed to the Partnership and assigned, transferred and delivered to MCE LP (the “Option”). The Partnership may exercise the Option by written notice at any time within 60 days of receiving a favorable Private Letter Ruling from the United States Internal Revenue Service regarding the gross income of MidCentral Services. If the Partnership does not exercise the Option, the Option Agreement will automatically terminate on the earlier of (i) the day following the end of such 60-day period and (ii) May 31, 2015. If the Partnership exercises the Option, the parties have agreed to negotiate in good faith a contribution or similar agreement (the “MidCentral Services Contribution Agreement”) related to the conveyance of the Option Interest, with terms and provisions substantially similar to those contained in the MCE Contribution Agreement, including the valuation methodology for the initial consideration and earn-out amounts. The Option Agreement also contains representations, warranties and covenants that are typical for transactions of this nature.

The foregoing summary of the Option Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

MCE Partnership Agreement

On November 12, 2013, in connection with the Contribution, the agreement of limited partnership of MCE LP was amended and restated to, among other things, create Class A Units (“Class A Units”) and Class B Units (“Class B Units”) of MCE LP (as so amended and restated, the “MCE Partnership Agreement”). Deylau, LLC, a Delaware limited liability company wholly-owned by Mr. Kos (“Deylau”) and Signature Investments, LLC, an Oklahoma limited liability company wholly-owned by Dikran Tourian (“Signature”), the President of MCE GP and one of the MCE Owners (“Mr. Tourian”), retained the Class B Units, which entitle the holders to receive incentive distributions of cash distributed by MCE LP above specified thresholds in increasing amounts, up to a maximum of 50% at the highest level of incentive distribution. The Partnership holds all of the Class A Units, which are entitled to all cash distributed by MCE LP other than the incentive distributions made in respect of the Class B Units.

Additionally, at any time when MCE LP has made cash distributions to the holders of the Class B Units at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters, the holders of the Class B Units have the right under the MCE Partnership Agreement to elect (a “Reset Election”) to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to “reset,” at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments on the Class B Units would be set. In exchange for resetting the minimum quarterly distribution and target distribution levels, the holders of the Class B Units would receive consideration in an amount based on a predetermined formula that takes into account the “cash parity” value of the recent cash distributions related to the Class B Units prior to the reset event. Upon making a Reset Election, the holders of the Class B Units are entitled to consideration equal to the quotient obtained by dividing (i) the lesser of (a) the average distribution per unit received on the Class B Units for the two full quarters preceding the Reset Election and (b) the distribution per unit received on the Class B Units for the quarter preceding the Reset Election, and (ii) the most recently quarterly distribution on the Common Units, multiplied by the volume weighted average trading price of the Common Units for the twenty-day period prior to the Reset Election. The Partnership may satisfy this consideration requirement in cash, newly issued Common Units or a combination thereof in its sole discretion.

The foregoing description of the MCE Partnership Agreement is not complete and is qualified in its entirety by reference to the full text of the MCE Partnership Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On November 12, 2013, in connection with the MCE Contribution Agreement, the Partnership and the MCE Owners entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which granted certain registration rights to the MCE Owners, including rights to (a) cause the Partnership to file with the Securities and Exchange Commission up to three shelf registration statements under the Securities Act of 1933, as amended (the “Securities Act”) for (i) resales of the Common Units issued to the MCE Owners under the MCE Contribution Agreement, (ii) resales of any Earn-out Common Units issued to the MCE Owners and (iii) resales of any Common Units issued in connection with a reset of the Class B Units, and (b) participate in future underwritten public offerings of the Partnership’s Common Units.

Mr. Kos and Mr. Tourian (collectively, the “Demand Rights Holders”) may exercise their right to request that a shelf registration statement be filed any time on or after satisfaction of the Registration Criteria (as that term is defined in the Registration Rights Agreement). In addition, the Partnership has agreed to use commercially reasonable efforts to (a) prepare and file a shelf registration statement within 30 days of receiving a request from the Demand Rights Holders and (b) cause the shelf registration statement to be declared effective by the Securities and Exchange Commission no later than 180 days after its filing. The Registration Rights Agreement contains customary representations, warranties and covenants, and customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Designation Agreement

On November 12, 2013, in connection with the MCE Contribution Agreement, the Partnership and the General Partner entered into a Director Designation Agreement (the “Director Designation Agreement”) with Deylau and Signature (the “Designators”). Pursuant to the Director Designation Agreement, Deylau, in its capacity as the controlling member of the General Partner, agreed to expand the size of the Board of Directors of the General Partner (the “Board”) from six to seven directors and to appoint an individual designated by the Designators to the Board (the “Designated Director”). Such Designated

Director will hold office until (i) his or her term expires and such Designated Director’s successor designated by the Designators has been appointed or (ii) such Designated Director’s earlier death, resignation or removal. The Designators’ designation rights terminate at such time that the Designators and their respective affiliates collectively hold fewer than 50 Class B Units. Pursuant to the Director Designation Agreement, the Partnership, the General Partner and the Designators agreed that the initial Designated Director nominee shall be Mr. Tourian, whom the Partnership expects to be appointed to the Board once the Board has completed its customary review process.

The foregoing description of the Director Designation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Designation Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amendment to Credit Agreement

On November 12, 2013, the Partnership entered into a Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement dated as of February 13, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto (the “Credit Agreement”). The Fourth Amendment amends certain provisions of the Credit Agreement with respect to the transactions contemplated by the MCE Contribution Agreement. The Fourth Amendment, among other things, provides that (i) neither of the Acquired Companies is a “Subsidiary” for the purposes of the Credit Agreement, (ii) the Partnership may include actual cash dividends paid by MCE LP to the Partnership in the Partnership’s calculation of financial covenants, (iii) the Partnership may use proceeds of the Credit Agreement to make permitted Investments in the Acquired Companies and (iv) future Investments in the Acquired Companies may be made with (a) proceeds of the sales of the Partnership’s Common Units or (b) in an amount not to exceed $5,000,000 in any twelve month period (without regard to any investments made pursuant to clause (a)), in each case, subject to certain limitations.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Material Relationships Among the Parties

Mr. Kos, President and Chief Executive Officer of the General Partner and a member of the Board, through his 100% ownership interest of Deylau, owned approximately 36% of the outstanding membership interests in MCE LLC, the contributor of the Acquired Companies. In addition, Mr. Kos, through his 100% ownership interest of Deylau, owns approximately 50% of the outstanding membership interests in Torus, the owner of the Option Interest.

After giving effect to the Contribution, Mr. Kos and entities he controls collectively own (i) 69.4% of the General Partner and (ii) 799,689 Common Units, for an aggregate limited partner interest in the Partnership of approximately 6.8%. In addition, after giving effect to the Contribution, Mr. Tourian, one of the MCE Owners and the initial Designated Director nominee pursuant to the Director Designation Agreement, owns 665,939 Common Units through his 100% ownership interest of Signature. As a result, Mr. Tourian, through Signature, owns a limited partner interest in the Partnership of approximately 5.8%.

The conflicts committee of the Board reviewed the Contribution and related terms and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the MCE Contribution Agreement pursuant to the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The Board approved the Contribution based on the approval and recommendation of its conflicts committee, which consists of two directors meeting the Partnership’s independence criteria and the New York Stock Exchange’s listing standards for independence.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above under the heading “Contribution Agreement” with respect to the acquisition by the Partnership of the Acquired Companies from the MCE Parties pursuant to the Contribution Agreement is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above under the heading “Fourth Amendment to Credit Agreement” is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the heading “Contribution Agreement” regarding the issuance by the Partnership of Common Units to the MCE Owners on November 12, 2013 as partial consideration for the consummation of the transactions contemplated by the MCE Contribution Agreement is incorporated herein by reference. The Common Units were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act

ITEM 5.03	Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

Amendment to Partnership Agreement

In connection with the Contribution, on November 12, 2013, the General Partner entered into an amendment (the “NSLP Amendment”) to the Partnership Agreement. The NSLP Amendment provides for a modification in the payments to be made in respect of the Partnership’s incentive distribution rights. Following the NSLP Amendment, in the event that the amount of incentive distributions payable with respect to any quarter exceeds the amount of incentive distributions that would have been paid to holders of the incentive distribution rights had the Partnership not received cash distributions from MCE LP with respect to such quarter and not issued any Common Units in consideration for the Contribution, payments to the holders of the incentive distribution rights will be reduced by the amount of such excess, and such excess amount shall be reserved by the General Partner for use in supporting the growth of the Partnership’s business.

The NSLP Amendment also contains certain adjustments to the tax provisions of the Partnership Agreement related to capital accounts and allocations to, among other items, give effect to the foregoing adjustment to the Partnership’s incentive distribution rights.

The foregoing description of the NSLP Amendment is not complete and is qualified in its entirety by reference to the full text of the NSLP Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements.

(a)	Financial Statements of Businesses Acquired.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Contribution Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P. and Kristian B. Kos, Dikran Tourian, Danny R. Pickelsimer, Antranik Armoudian, Deylau, LLC, Signature Investments, LLC and MCE, LLC.

3.1	First Amendment to the First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P., dated as of November 12, 2013.

4.1	Registration Rights Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P. and Kristian B. Kos, Dikran Tourian, Danny R. Pickelsimer, Antranik Armoudian, Deylau, LLC and Signature Investments, LLC.

10.1	Option Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P. and Kristian B. Kos, Dikran Tourian and Signature Investments, LLC.

10.2	Amended and Restated Agreement of Limited Partnership of MCE, LP, dated as of November 12, 2013.

10.3	Director Designation Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P., New Source Energy GP, LLC Deylau, LLC and Signature Investments, LLC.

10.4	Fourth Amendment to Credit Agreement, dated as of November 12, 2013, by and among New Source Energy Partners L.P., as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Date: November 18, 2013	By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Contribution Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P. and Kristian B. Kos, Dikran Tourian, Danny R. Pickelsimer, Antranik Armoudian, Deylau, LLC, Signature Investments, LLC and MCE, LLC.

3.1	First Amendment to the First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P., dated as of November 12, 2013.

4.1	Registration Rights Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P. and Kristian B. Kos, Dikran Tourian, Danny R. Pickelsimer, Antranik Armoudian, Deylau, LLC and Signature Investments, LLC.

10.1	Option Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P. and Kristian B. Kos, Dikran Tourian and Signature Investments, LLC.

10.2	Amended and Restated Agreement of Limited Partnership of MCE, LP, dated as of November 12, 2013.

10.3	Director Designation Agreement, dated as of November 12, 2013, by and between New Source Energy Partners L.P., New Source Energy GP, LLC Deylau, LLC and Signature Investments, LLC.

10.4	Fourth Amendment to Credit Agreement, dated as of November 12, 2013, by and among New Source Energy Partners L.P., as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto.